AGREEMENT


DATED this 15th day of July 2002.


BY AND BETWEEN:

     649.COM, INC. a company with offices at Suite1001, 1166 Alberni Street, Vancouver, Canada

                                                      (referred to as "649.com")

AND:

     SYNTEC SOFTWARE with offices in San Jose, Costa Rica

                                                       (referred to as "Syntec")

WHEREAS:

     -    Syntec is in the business of on-line software development;
     -    649.com is a publicly traded company trading in the USA;
     - 649.com has developed an instant lottery Software Program which is incomplete and inoperable and requires multi-upgrades, new web design and sound;
     - Syntec is capable of completing and upgrading the Software Program and making it into a fully operational system;
     -    649.com has no funds to pay Syntec for the work required; and
     - Syntec is prepared to retain a copy of the completed software source code as partial payment and defer the balance of the cash payment for work to be performed.

NOW THEREFORE for valuable consideration given and received and by their mutual covenants, the parties hereby agree as follows:

     1. Syntec has agreed to re-develop the 649.com instant lottery Software Program game client interface in Flash and provide a full management suite and tracking system and the integration of the cashier system.

     2. Syntec has agreed to move the database from Oracle and create a database in MYSQL.

     3. In consideration for the work to be performed by Syntec in upgrading the software system, Syntec shall retain a copy of the completed software Source Code as partial payment for work performed and shall also be entitled to a cash


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          payment of US$30,000.00 which shall be deferred and paid on or before
          December, 30, 2005 or as and when the company starts earning revenue from the sale of Licenses and/or Royalties, whichever is the sooner.

     4. 649.com will pay Syntec a monthly fee of $10,000 for technical support, beta testing, maintenance and upgrades. The fee shall commence December, 1, 2002 but shall be deferred.

     5. Syntec will complete a play for fun instant on-line lottery software program by December, 30, 2002 and will complete a pay for play model by the end of April, 2003 which completion date may be extended on written notice from Syntec. Such extension shall not be for more than 90 days

     6. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

     8.   Time will be of the essence of this Agreement.

     9. This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the state of Texas and the federal laws of the United States applicable therein without reference to its choice of law rules, and each party hereby submits to the jurisdiction of the state of Texas and all courts competent to hear appeals therefrom.

     10. No amendment or waiver of any provision of this Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

     11. If any provision or any part thereof is held by a court of competent jurisdiction, after appeals there from have been exhausted, to be unenforceable, invalid or illegal, then it will be severable or deemed to be limited in respect of such territory and time to the extent necessary to render such provision enforceable, valid or legal, and the remaining provisions will remain valid and binding.

     12. Any notice or other documents required or permitted to be given under this Agreement will be in writing and may be given by personal service, telecopier or


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          by prepaid registered mail, posted in Canada or by certified mail, posted in the United States, and addressed to the proper party at the address stated below:

               a.   if to Syntec Software

                    ------------------------------

                    ------------------------------

                    ------------------------------

               b.   if to 649.com Inc.
                    1001 - 1166 Alberni Street
                    Vancouver, British Columbia
                    Canada

          or to such other address as any party may specify by notice. Any notice sent by telecopier will be deemed conclusively to have been effectively given and received at the time of successful transmission. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given and received on the fifth business day after posting; but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

     13. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.


IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first written above.





/s/  John Buddo                                /s/ Philippe Gabrie
---------------------------                    --------------------------------
649.com, Inc.                                  Syntec Software


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